Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Equity Incentive Plan, as amended and 2014 Employee Stock Purchase Plan of Protara Therapeutics, Inc., of our report dated March 9, 2022, with respect to the consolidated financial statements of Protara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 9, 2022